UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2023

Mill City Ventures III, Ltd.
(Exact name of registrant as specified in its charter)

Minnesota	001-41472	90-0316651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1907 Wayzata Boulevard, Suite 205

Wayzata, MN 55391

(Address of principal executive offices)

(952) 479-1923

(Registrant's telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 31, 2023, Mill City Ventures III, Ltd. held its 2023 annual meeting of shareholders.  At that meeting, the company’s shareholders approved the proposals listed below. The final voting results for each proposal are set forth in the following tables. Each of the proposals is described in detail in the company’s related proxy statement.

1.	To elect five members to the Board of Directors, each to serve for a one-year term:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Lyle A. Berman	3,747,140	0	25,422	0
Joseph A. Geraci, II	3,747,806	0	24,756	0
Howard P. Liszt	3,456,979	0	315,583	0
Douglas M. Polinsky	3,760,830	0	11,732	0
Laurence S. Zipkin	3,760,799	0	11,763	0

2.	To approve, on an advisory basis, the compensation paid to the company’s named executives:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,469,344	301,573	1,645	0

3.	To approve, on an advisory basis, the frequency with which the company’s shareholders will provide an advisory vote on the compensation paid to the company’s named executives:

Votes for 1 Year	Votes for 2 Years	Votes For 3 Years	Abstentions	Broker Non-Votes
1,730,713	135,154	1,906,093	602	0

As indicated above, the company’s shareholders voted for an advisory vote on named executive officer compensation to be held every three years, consistent with the recommendation of the company’s Board of Directors. Accordingly, the company has determined to hold an advisory vote on the compensation paid to its named executives every three years.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mill City Ventures III, Ltd.

Date: November 6, 2023	By:	/s/ Joseph A. Geraci, II
Joseph A. Geraci, II
Chief Financial Officer

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